EXHIBIT 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 20, 2001 relating to the financial statements of Novo Nordisk A/S. This report appears on page 34 of the Annual Report of Novo Nordisk A/S on Form 20-F (Commission File No. 001-08164) for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers

Copenhagen, Denmark
February 7, 2002